UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

RATTLER MIDSTREAM LP

(Exact name of registrant as specified in its charter)

Delaware	83-1404608
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500 West Texas Avenue Suite 1200 Midland, Texas 79701
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units representing limited partner interests	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-226645

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Rattler Midstream LP (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions,” “Description of Our Units,” “Our Partnership Agreement,” “Units Eligible for Future Sale” and “United States Federal Income Tax Considerations” in the prospectus included in the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-226645), initially filed with the Securities and Exchange Commission on August 7, 2018. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 22, 2019

RATTLER MIDSTREAM LP

By:	Rattler Midstream GP LLC, its general partner

By:	/s/ Teresa L. Dick
Teresa L. Dick
Executive Vice President, Chief Financial Officer and Assistant Secretary